Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Sigma Lithium Corporation
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-10-01
Reporting Entity ESTMA Identification Number	E850530		Original Submission Amended Report
Other Subsidiaries Included (optional field)	Sigma Lithium Holdings Inc, Sigma Mineração S.A.

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Rogerio Marchini				Date	2024-10-01
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Sigma Lithium Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E850530
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	Federal Government of Brazil	Federal Revenue Secretary	8,650,000	-	-	-	-	-	-	8,650,000	Payment regarding labor obligations, withheld taxes etc
Brazil	State Government of Minas Gerais	State Treasury of Minas Gerais	910,000							910,000	VAT taxes
Brazil	Municipality of Itinga		250,000							250,000	Services taxes withheld
Brazil	Municipality of Araçuaí		590,000							590,000	Services taxes withheld
Brazil	Federal Government of Brazil	Mining National Agency	2,580,000							2,580,000	CFEM

Additional Notes:	FX rate CAD to BRL 3.6522 (Financial year end exchange rate)

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Sigma Lithium Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E850530
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Xuxa mine (Phase I)	12,980,000.00							12,980,000

Additional Notes[3]:	FX rate CAD to BRL 3.6522 (Financial year end exchange rate)

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.